UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIR LINES, INC.

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-11355	36-2675206
Delaware	001-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL 77 W. Wacker Drive, Chicago, IL 1600 Smith Street, Dept. HQSEO, Houston, Texas		60601 60601 77002
(Address of principal executive offices)		(Zip Code)

(312) 997-8000

(312) 997-8000

(713) 324-2950

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 14, 2011, United Continental Holdings, Inc. (“UAL”), the holding company whose primary subsidiaries are United Air Lines, Inc. and Continental Airlines, Inc. (together with United Air Lines, Inc. and UAL, the “Company”), issued a press release announcing special items for the three and six months ended June 30, 2011. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in UAL’s Current Report on Form 8-K filed on February 1, 2006 and the Company’s Quarterly Report on Form 10-Q filed on April 21, 2011, UAL would be obligated under an indenture to issue to the Pension Benefit Guaranty Corporation (the “PBGC”) up to $500 million aggregate principal amount of 8% Contingent Senior Notes (the “8% Notes”) if certain financial triggering events occur. The 8% Notes would be issued to the PBGC in up to eight equal tranches of $62.5 million (with each tranche issued no later than 45 days following the end of any applicable fiscal year). A triggering event occurs when UAL’s EBITDAR, as defined in the 8% Notes indenture, exceeds $3.5 billion over the prior twelve months ending June 30 or December 31 of any applicable fiscal year. The twelve month measurement periods began with the fiscal year ended December 31, 2009 and will end with the fiscal year ending December 31, 2017.

On July 8, 2011, the Company determined that a triggering event under the 8% Notes indenture occurred as of the June 30, 2011 measurement date and subsequently provided notice to the trustee of the 8% Notes, The Bank of New York Mellon Trust Company, N.A., of such triggering event in accordance with the requirements of the 8% Notes indenture. As a result of the triggering event, UAL is obligated to issue one tranche of $62.5 million of the 8% Notes no later than February 14, 2012. This tranche will mature June 30, 2026, with interest accruing from the triggering event measurement date at a rate of 8% per annum that is payable in cash in semi-annual installments starting June 30, 2012. The tranche of 8% Notes will be callable, at UAL’s option, at any time at par, plus accrued and unpaid interest. UAL recorded a liability for the fair value of the $62.5 million tranche in the second quarter of 2011 which totaled $49 million.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release issued by United Continental Holdings, Inc. dated July 14, 2011

*	Furnished herewith electronically.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIR LINES, INC.
CONTINENTAL AIRLINES, INC.

	By:	/s/ Chris Kenny
	Name:	Chris Kenny
	Title:	Vice President and Controller

Date: July 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by United Continental Holdings, Inc. dated July 14, 2011

*	Furnished herewith electronically.